Exhibit 99.1

COMPANY CONTACTS:

Diane Morefield

EVP, Chief Financial Officer

Strategic Hotels & Resorts, Inc.

(312) 658-5740

Jonathan Stanner

VP, Capital Markets & Treasurer

Strategic Hotels & Resorts, Inc.

(312) 658-5746

FOR IMMEDIATE RELEASE

MONDAY, APRIL 28, 2014

STRATEGIC HOTELS & RESORTS ANNOUNCES NEW $300 MILLION STOCK SECURED CREDIT FACILITY AND TERMINATION OF INTEREST RATE SWAP PORTFOLIO

CHICAGO, IL – April 28, 2014 - Strategic Hotels & Resorts, Inc. (NYSE: BEE) today announced that it has closed a new $300.0 million stock secured credit facility with an accordion feature allowing for additional borrowing capacity up to $400.0 million. The new facility replaces a $300.0 million mortgage secured revolving credit facility set to mature, assuming all extension options were exercised, in June 2015. The facility’s interest rate is based upon a leverage-based pricing grid ranging from LIBOR plus 175 basis points to LIBOR plus 250 basis points. Initial pricing will be LIBOR plus 200 basis points, which is a reduction from the previous facility’s pricing of LIBOR plus 275 basis points. The facility has a four-year term with a one-year extension available to the Company.

The facility is secured by an equity pledge in direct and indirect subsidiaries that own, lease or operate five of the company’s assets: the Four Seasons Jackson Hole, Four Seasons Silicon Valley, Marriott Lincolnshire, Ritz-Carlton Half Moon Bay and Ritz-Carlton Laguna Niguel hotels.

Deutsche Bank Securities Inc. and JP Morgan Securities LLC served as Joint Lead Arrangers and Joint Book Running Managers for the facility. Deutsche Bank AG New York Branch and JP Morgan Chase Bank, N.A. served as Administrative Agent and Syndication Agent, respectively. Bank of America, N.A.; BMO Harris Bank, N.A.; Capital One Bank, N.A.; Sumitomo Mitsui Banking Corporation; and Wells Fargo Bank, National Association served as Co-Documentation agents. MidFirst Bank; PNC Bank; Raymond James Bank, N.A.; and The PrivateBank are additional participating banks.

Additionally, the Company paid $22.7 million to terminate its remaining $400.0 million notional value interest rate swap portfolio with maturity dates ranging from September 2014 through February 2016, which will save approximately $11.5 million in 2014 cash interest expense. The swap portfolio had a weighted average LIBOR strike rate of 5.09 percent.

Strategic Hotels & Resorts

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About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value enhancing asset management of high-end hotels and resorts in the United States and Europe. The Company currently has ownership interests in 16 properties with an aggregate of 7,862 rooms and 835,000 square feet of multi-purpose meeting and banqueting space. For a list of current properties and for further information, please visit the Company’s website at www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the Company’s future financial results, stabilization in the lodging space, positive trends in the lodging industry and the Company’s continued focus on improving profitability. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: the effects of the recent global economic recession upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain, refinance or extend maturing debt; the Company’s ability to maintain compliance with covenants contained in its debt facilities; stagnation or further deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with its investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Mexico, Germany or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; contagious disease outbreaks, such as the H1N1 virus outbreak; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain its status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITs; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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